Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Duonas Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vladyslav Beinars, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 23, 2017 By:	/s/ Vladyslav Beinars
Name: Vladyslav Beinars
Title: President, Treasurer and Secretary (Principal Executive, Financial and Accounting Officer)